FIRST AMENDMENT
TO
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

This First Amendment to Note Purchase and Private Shelf Agreement (this “Amendment”), is made and entered into as of October 16, 2020, by and among Tractor Supply Company, a Delaware corporation (the “Company”), each of the undersigned Guarantors (together with the Company, collectively, the “Obligors”, and each, individually, an “Obligor”), PGIM, Inc. (“Prudential”) and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).

W I T N E S S E T H:

WHEREAS, the Company, Prudential and the Noteholders are parties to a certain Note Purchase and Private Shelf Agreement, dated as of August 14, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company;

WHEREAS, the Company has requested that Prudential and the Noteholders amend certain provisions of the Note Agreement and release the Guarantors from their obligations under the Guaranty, and subject to the terms and conditions hereof, Prudential and the Noteholders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments.

(a)Paragraph 3A of the Note Agreement is hereby amended by (i) adding “(if any)” after each reference to “Guarantors” and “Guarantor” therein and (ii) replacing clause (ii) of such paragraph in its entirety with the following:

(ii) A fully executed and delivered guaranty agreement or a reaffirmation of a previously executed guaranty agreement, each in a form acceptable to the Purchasers, executed by each Subsidiary of the Company (if any) that is a “Guarantor” under the Existing Credit Agreement or the 2020 Bond Indenture (the “Guaranty”).

(b)Paragraph 4G of the Note Agreement is hereby amended by replacing clause (iii) of such paragraph in its entirety with the following:

(iii) Offer to Prepay Notes. The offer to prepay Notes contemplated by the foregoing clause (i) shall be an offer to prepay, in accordance with and subject to this paragraph 4G, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). Such Proposed Prepayment Date shall be the earlier of the date that all Indebtedness under the Existing Credit Agreement is repaid in full as a result of such Change of Control and a date no later than three Business Days after such Change of Control.

(c)Paragraph 5L of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:

5L. Additional Guarantors.

As soon as practicable and in any event within 30 days after any Person guarantees any Indebtedness arising under or pursuant to any Material Credit Facility, the Company shall cause such Person to enter into a guaranty agreement in a form reasonably acceptable to the Required Holders, and cause such Person to deliver such other documentation as the Required Holders may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Required Holders.

(d)Paragraph 6A of the Note Agreement is hereby amended by (x) deleting the “and” at the end of clause (vii) thereof, (y) replacing the “.” at the end of clause (viii) thereof with “; and” and (z) adding the following clause (ix) to such paragraph in the appropriate chronological order:

(ix) unsecured Indebtedness in respect of the 2020 Bonds.

(e)Paragraph 6K of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:

6K. Limitation on Restricted Actions.

The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Note Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a) - (d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Note Documents, (ii) any documentation or instrument governing the Principal Credit Facilities so long as such encumbrances or restrictions are not more restrictive than this Agreement, (iii) applicable law or (iv) any document or instrument governing purchase money Indebtedness (including Capital Leases) permitted by this Agreement, provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

(f)Paragraph 6N of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:

6N. No Further Negative Pledges.

(a)The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Note Documents, (b) pursuant to any document or instrument governing purchase money Indebtedness (including Capital Leases) permitted by this Agreement, provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (c) pursuant to any agreement governing Indebtedness permitted hereunder so long as such restriction is not more restrictive than paragraph 6B as in effect at the time such agreement is executed, except that such agreement may restrict Liens securing the Credit Party Obligations provided that such Indebtedness is either secured ratably with the Credit Party Obligations pursuant to an intercreditor agreement reasonably acceptable to the Required Holders and the holders of such Indebtedness or, in the case of cash collateral, requires that an equal amount of cash collateral is pledged to secure such Indebtedness.

(b)To the extent the Existing Credit Agreement and the 2020 Bond Indenture are amended to remove all restriction on agreements or covenants restricting the ability of the Company and its Subsidiaries to grant or permit to exist Liens, including Section 8.14 of the Existing Credit Agreement and the corresponding provision of the 2020 Bond Indenture, and no other Principal Credit Facility contains such restriction, then this Agreement shall be deemed to be amended automatically to remove this paragraph 6N. The Company and the holders of the Notes agree to promptly execute and deliver at the expense of the Company (including the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance reasonably satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to remove this paragraph 6N. The execution and delivery of such an amendment to this Agreement described herein shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 6N, but shall merely be for the convenience of the parties hereto. To the extent that (1) any lenders under the Existing Credit Agreement or any holders of the 2020 Bonds receive any fee or other compensation at the time of or in connection with agreeing or consenting to any amendment to the Existing Credit Agreement or the 2020 Bond Indenture, as applicable, described in this paragraph 6N (such fees and compensation being “Lien Covenant Amendment Fees”) and (2) the Company has not otherwise paid the holders of the Notes fees in connection with such action, then the Company shall pay the holders of the Notes fees and compensation in an aggregate amount equal to the product of (i) the Lien Covenant Amendment Fees paid to such lenders and holders in respect of such action and (ii) a fraction of which (A) the numerator is the aggregate principal amount of Notes then outstanding and (B) the denominator is the aggregate principal amount of all Indebtedness (and unused commitments of the lenders) under the Principal Credit Facilities then outstanding.

(g) Paragraph 6Q of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:

6Q. Most Favored Lender Status.

(i) In the event the Company or any Subsidiary shall amend any Principal Credit Facility at any time after the date of this Agreement such that such Principal Credit Facility contains one or more Additional Covenants or Additional Defaults, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such Principal Credit Facility.

(ii) If this Agreement is deemed amended to include any Additional Covenant or Additional Default, and thereafter such Additional Covenant or Additional Default in any Principal Credit Facility is excluded, terminated, loosened, relaxed, tightened, amended or otherwise modified, then the related Additional Covenant or Additional Default included in this Agreement pursuant to the requirements of this paragraph 6Q shall, without any further action on the part of the Company or any of the holders of the Notes, be so excluded, terminated, loosened, relaxed, tightened, amended or otherwise modified in this Agreement; provided if a Default or Event of Default shall have occurred and be continuing at the time any such Additional Covenant or Additional Default is to be so excluded, terminated, loosened, relaxed, tightened, amended or otherwise modified under this paragraph 6Q, the prior written consent of the Required Holders shall be required as a condition to the exclusion, termination, loosening, relaxation, tightening, amendment or other modification of any such Additional Covenant or Additional Default, as the case may be; and provided, further, that in no event shall the covenants, defaults or any related definitions contained in this Agreement as in effect on the date of this Agreement be deemed amended or construed to be loosened or relaxed by operation of the terms of this paragraph 6Q(ii), and only any such Additional Covenant or Additional Default shall be so excluded, terminated, loosened, relaxed, tightened, amended or otherwise modified pursuant to the terms hereof.

(iii) The Company shall promptly execute and deliver at its expense (including the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance reasonably satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to include, exclude, terminate, loosen, relax, tighten, amend or otherwise modify any Additional Covenant or Additional Default, as the case may be, pursuant to clause (i) or clause (ii) above; provided that the execution and delivery of such amendments to this Agreement described herein shall not be a precondition to the effectiveness of such inclusion, exclusion, termination, loosening, relaxation, tightening, amendment or modification, but shall merely be for the convenience of the parties hereto.

(iv) To the extent that (1) lenders or holders under any Principal Credit Facility receive any fee or other compensation at the time of or in connection with agreeing or consenting to any action described in clause (ii) above in respect of any Additional Covenant or Additional Default (such fees and compensation being “New Additional Covenant and Default Fees”), (2) as a result, pursuant to clause (ii) above, the corresponding Additional Covenant or Additional Default, as incorporated into this Agreement, is similarly excluded, terminated, loosened, relaxed, tightened, amended, or otherwise modified, and (3) the Company has not otherwise paid the holders of the Notes fees in connection with such action, then the Company shall pay the holders of the Notes fees and compensation in an aggregate amount equal to the product of (i) the New Additional Covenant and Default Fees paid to such lenders and holders in respect of such action and (ii) a fraction of which (A) the numerator is the aggregate principal amount of Notes then outstanding and (B) the denominator is the aggregate principal amount of all Indebtedness (including unused commitments of the lenders) under the Principal Credit Facilities then outstanding; and

(v) The Company covenants and agrees to give prompt written notice in reasonable detail to the holders of the Notes of each and every occasion in which each and every Additional Covenant or Additional Default in any Principal Credit Facility is included, excluded, terminated, loosened, relaxed, tightened, amended or otherwise modified.

(h) Paragraph 7(A)(v) of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:

(v) Guaranties. Except as otherwise permitted by the Noteholders or as the result of or in connection with a merger of a Subsidiary permitted under paragraph 6D, the guaranty given by any Guarantor hereunder or any provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

(i) Paragraph 8E of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:

8E. No Conflicts.

Neither the execution and delivery of the Note Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any material Requirement of Law or any other material law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which (except as to any Principal Credit Facility) could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties. No Default or Event of Default has occurred and is continuing.

(j) Paragraph 8L of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:

8L. Subsidiaries.

Set forth on Schedule 8L is a complete and accurate list of all Subsidiaries of each Credit Party as of the First Amendment Effective Date and the jurisdiction of their organization.

(k) Paragraph 8W of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:

8W. Offering of Notes

Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company (except for the 2020 Bonds) for sale to, or solicited any offers to buy the Notes or any similar security of the Company (except for the 2020 Bonds) from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchaser(s) and not more than 35 other Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

(l) Paragraph 10B of the Note Agreement is hereby amended by (i) deleting the definition for “Guarantor Joinder Agreement” in its entirety, (ii) changing all references to “Bank Lien Covenant Amendment Fees” to “Lien Covenant Amendment Fees”, (iii) changing all references to “New Bank Additional Covenant and Default Fees” to “New Additional Covenant and Default Fees” and (iv) replacing the definitions for “Additional Covenant”, “Cash Equivalents”, “Change of Control”, “Credit Parties”, “Existing Credit Agreement”, “Material Credit Facility” and “Principal Credit Facility” in their entirety with the following:

“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement; for the avoidance of doubt, to the extent the provisions of paragraph 6N is removed from this Agreement in accordance with the terms thereof, and any Principal Credit Facility is later amended to revise or modify the equivalent provision thereof, such subsequent revision or modification shall constitute an Additional Covenant. Notwithstanding the foregoing, any Principal Credit Facility having a more restrictive monetary value limit for the disposition of Property than is set out in Section 6E of this Agreement, which is not also more restrictive than Section 8.5 of the Existing Credit Agreement and the corresponding provision of the 2020 Bond Indenture, in each case, as in effect on the date hereof, will not constitute an "Additional Covenant" for purposes of this Agreement.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any “Lender” (as defined in the Existing Credit Agreement), (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders party to the Existing Credit Agreement) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Change of Control” means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 40% or more of the combined voting power of all Voting Stock of the Company, (ii) a majority of the members of the Board of Directors of the Company cease to be Continuing Directors, or (iii) any event constituting a “Change of Control” (as defined in any of the Principal Credit Facilities) occurs.

“Credit Parties” means (a) for purposes of this Agreement other than paragraph 8, the Company and any Guarantors party hereto and (b) for purposes of paragraph 8, the Company and its Material Subsidiaries. “Credit Party” means any one of them.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of February 19, 2016, by and among the Company, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto, as amended by that certain First Amendment to Credit Agreement dated as of June 15, 2017 and as may be further amended or supplemented, restated, extended, refinanced, replaced or otherwise modified from time to time.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a) each Principal Credit Facility; and
(b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of this Agreement by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Principal Credit Facility exists and no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Principal Credit Facility” means the Existing Credit Agreement and the 2020 Bond Indenture, or to the extent that both the Existing Credit Agreement and the 2020 Bond Indenture have terminated, the principal Credit Facility (as defined in the definition of Material Credit Facility) of the Company and its Subsidiaries in effect from time to time.

(m) Paragraph 10B of the Note Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“2020 Bond Indenture” means the indenture to be entered into to govern the 2020 Bonds upon issuance thereof, executed by the Company and the trustee named therein, as such Indenture may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time thereafter.

“2020 Bonds” means senior unsecured notes to be issued by the Company on or before December 31, 2020, in an amount up to $750,000,000 on terms substantially similar with those provided to the holders of the Notes prior to the First Amendment Effective Date.

“First Amendment Effective Date” means October 16, 2020.

(n) Schedule 8L to the Note Agreement is hereby amended by replacing such schedule in its entirety with the Schedule 8L attached hereto.

(o) Exhibit 5L to the Note Agreement is hereby amended by deleting such exhibit in its entirety.

2.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until Prudential and the Noteholders shall have received (i) such fees as the Company has previously agreed to pay the Noteholders or any of its affiliates in connection with this Amendment, if any, (ii) reimbursement, payment or satisfactory arrangement of future payment of its out of pocket costs and expenses incurred in connection with this Amendment or the Note Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to Prudential and the Noteholders), (iii) executed counterparts to this Amendment from the Company, each of the Guarantors, Prudential and the Noteholders, (iv) an executed copy of an amendment to the Existing Credit Agreement in form and substance substantially similar to this Amendment and acceptable to the Required Holders (the “Wells Amendment”) and (v) an executed counterpart to that certain Letter Agreement, dated as of the date hereof, by the Company in favor of the Noteholders.

3.Reserved.

4.Representations and Warranties. To induce Prudential and the Noteholders to enter into this Amendment, the Company hereby represents and warrants to Prudential and the Noteholders as follows:

(a) Each of the Obligors has the corporate or other necessary power and authority, to make, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

(b) No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Obligor in connection with the execution, delivery, performance, validity or enforceability of this Amendment.
(c) This Amendment has been duly executed and delivered on behalf of each Obligor.

(d) This Amendment constitutes a legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by any Obligor will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any material Requirement of Law or any other material law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which (except as to the Existing Credit Agreement) could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties.

(f) After giving effect to this Amendment, the representations and warranties contained in the Note Agreement and the other Note Documents are true in all material respects (except to the extent such representations and warranties expressly relate to an earlier date, then such representations and warranties were true in all material respects as of such date), and no Default or Event of Default has occurred and is continuing as of the date hereof.

5.Release of Guarantors. Subject to the effectiveness of this Amendment and the Wells Amendment, the Noteholders party hereto hereby release each of the undersigned Guarantors from all of its obligations under the Guaranty and agree that, upon the effectiveness of this Amendment and the Wells Amendment, the Guaranty is terminated and of no further force or effect. Each Guarantor hereby releases Prudential, the Noteholders and their respective affiliates and subsidiaries and their respective officers, directors, employees, shareholders, agents and representatives as well as their respective successors and assigns from any and all claims, obligations, rights, causes of action, and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the date hereof, which such Guarantor ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to the Guaranty or any other Note Document, other than for claims arising from the gross negligence or willful misconduct of a Noteholder or the material breach of the contractual obligations of any of them to the Company or such Guarantor.

6.Ratification of the Note Agreement and the Notes. The Company acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Note Agreement, as amended hereby, and the Notes.

7.Effect of Amendment. Except as set forth expressly herein, the Note Agreement, as amended hereby, and the other Note Documents, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement, except as expressly provided herein. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.

8.Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
9.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

10.Costs and Expenses. The Company agrees to pay on demand all reasonable out of pocket costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Noteholders with respect thereto.

11.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in PDF form shall be as effective as delivery of a manually executed counterpart hereof.

12.Estoppel. To induce the Noteholders to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of the Company against any holder of the Notes with respect to the obligations of the Company to any such holder, either with or without giving effect to this Amendment.

13.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.

14.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY:

TRACTOR SUPPLY COMPANY

By:________________________________________
Name: _____________________________________
Title: ______________________________________

GUARANTORS:

TRACTOR SUPPLY CO. OF MICHIGAN, LLC

By:________________________________________
Name: _____________________________________
Title: ______________________________________

TRACTOR SUPPLY CO. OF TEXAS, L.P.

By:________________________________________
Name: _____________________________________
Title: ______________________________________

NOTEHOLDERS:

PGIM, INC.

By: ___________________________________
Vice President

FARMERS INSURANCE EXCHANGE

By: PGIM Private Placement Investors,
L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc.
(as its General Partner)

By:___________________________________
     Vice President

MID CENTURY INSURANCE COMPANY

By: PGIM Private Placement Investors,
L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc.
(as its General Partner)

By:___________________________________
     Vice President

PENSIONSKASSE DES BUNDES PUBLICA

By: PGIM Private Capital Limited,
as Investment Manager,
By:___________________________________
     Director

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: PGIM, Inc., as investment manager
By:___________________________________
     Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By: PGIM Japan Co., Ltd., as Investment Manager
By: PGIM, Inc., as Sub-Adviser

By:___________________________________
     Vice President

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA

By:___________________________________
     Second Vice President

WILLIAM PENN LIFE INSURANCE COMPANY OF NEW
YORK

By: PGIM Private Placement Investors,
L.P. (as Investment Advisor)
By: PGIM Private Placement Investors, Inc.
(as its General Partner)

    By:___________________________________
Vice President

ZURICH AMERICAN INSURANCE COMPANY

By: PGIM Private Placement Investors,
L.P. (as Investment Advisor)
By: PGIM Private Placement Investors, Inc.
(as its General Partner)
By:___________________________________
Vice President

Schedule 8L
SUBSIDIARIES

Tractor Supply Co. of Texas, LP
Jurisdiction of Formation: Texas

Tractor Supply Co. of Michigan, LLC
Jurisdiction of Formation: Michigan

Tractor Supply Company of Utah, LLC
Jurisdiction of Formation: Delaware

Del’s Farm Supply, LLC
Jurisdiction of Formation: Delaware

TSC Purchasing, LLC
Jurisdiction of Formation: Delaware

TSC Franklin DC, LLC
Jurisdiction of Formation: Delaware

TSC SSC Bond, LLC
Jurisdiction of Formation: Delaware

Petsense, LLC
Jurisdiction of Formation: Delaware